NEWS RELEASE


For further information, contact:
W. Harold Parker, Jr.    (919) 683-7631    For Immediate Release
Robert L. Savage, Jr.    (919) 683-7645


                       CCB FINANCIAL CORPORATION
               ANNOUNCES SHARE REPURCHASE AUTHORIZATION

Durham, NC, February 25, 1998--CCB Financial Corporation (NYSE:CCB) announced today that its Board of Directors authorized the purchase of up to 500,000 of its shares, plus additional purchases needed to retire any shares issued for the exercise of options, Dividend Reinvestment Plan or other corporate purposes.

Purchases can begin immediately and will be made through open market or privately negotiated transactions, subject to market conditions and trading restrictions. The authorization will expire in October 1998.

CCB Financial Corporation had common shares outstanding of 20.8 million at December 31, 1997.

CCB Financial Corporation offers a complete line of traditional banking services, as well as a full array of financial products, such as investments, insurance and trust services. Its two principal banking subsidiaries, Central Carolina Bank in North Carolina and American Federal Bank in South Carolina, serve customers through 199 offices, including thirteen open seven days a week in Harris Teeter stores, 211 ATMs, its Telebanking Center, and on-line banking for both retail and commercial accounts. As of December 31, 1997, CCB had total assets of $7.1 billion.

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                       CCB FINANCIAL CORPORATION
                 111 CORCORAN STREET, DURHAM, NC 27701
                    P.O. BOX 931, DURHAM, NC 27702
                           FAX (919)682-3870